                                                                   EXHIBIT 99



                 Information required by Form 11-K with respect to the
                     Haverty Furniture Companies, Inc. Thrift Plan
                     For the Fiscal Year Ended December 31, 1993


                       (a)  The following financial statements are
                            furnished for the above-referenced Plan:

                       Report of Independent Auditors;
                       Statements of Net Assets Available for Plan Benefits
                         December 31, 1993 and 1992;
                       Statements of Changes in Net Assets Available for
                         Plan Benefits for the Years Ended December 31,
                         1993 and 1992;
                       Notes to Financial Statements;
                       Schedule I - Schedule of Assets Held for Investment; and
                       Schedule II - Transactions or Series of Transactions in
                         Excess of 5% of the Fair Value of Plan Assets;


                       (b)  Exhibits:

                            Consent of Independent Auditors

                         AUDITED FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL SCHEDULES

                       HAVERTY FURNITURE COMPANIES, INC.
                                  THRIFT PLAN

                     Years ended December 31, 1993 and 1992
                      with Report of Independent Auditors

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                          AUDITED FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES


                     Years ended December 31, 1993 and 1992




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Audited Financial Statements

Statements of Net Assets Available for Plan Benefits  . . . . . . . . . . . . . . . . . . . . . . .   2
Statements of Changes in Net Assets Available for Plan Benefits . . . . . . . . . . . . . . . . . .   3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


Supplemental Schedules

Schedule I - Assets Held for Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Schedule II - Transactions or Series of Transactions in Excess of
  5% of the Fair Value of Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for plan benefits of the Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment as of December 31, 1993, and Transactions or Series of Transactions in Excess of 5 Percent of the Fair Value of Plan Assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.


June 23, 1994

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

              Statements of Net Assets Available for Plan Benefits


                                                                       DECEMBER 31
                                                                1993                1992
                                                            --------------------------------
 ASSETS
 Cash                                                       $10,113,558          $   158,452
 Dividends and interest receivable                                7,796               25,340
 Contributions receivable                                       464,025                    -

 Investments, at fair value:
   Bank South Temporary Investment Fund                       2,848,103            2,790,596
   Bank South Fixed Income Fund for Tax Exempt
    Trusts                                                            -            2,799,140
   Bank South Equity Fund for Tax Exempt Trusts                       -            4,553,787
   U.S. Treasury Notes                                                -              532,281
   Common Stock                                                 817,770              493,179
                                                            --------------------------------
 Net assets available for plan benefits                     $14,251,252          $11,352,775
                                                            ================================


See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

        Statements of Changes in Net Assets Available for Plan Benefits

                     Years ended December 31, 1993 and 1992

                                                                               1993            1992
                                                                          ----------------------------
 Additions to net assets attributed to:
  Contributions:
   Employer                                                               $   603,362      $   484,443
   Employee                                                                 2,336,462        1,572,790
   Rollover from the Haverty ESOP Plan                                              -          264,627
                                                                          ----------------------------
                                                                            2,939,824        2,321,860

  Net realized and unrealized appreciation in fair
   value of investments                                                     1,015,913          684,441

  Investment income                                                           135,767          225,100
                                                                          ----------------------------
                                                                            4,091,504        3,231,401
 Deductions from net assets attributed to:
  Benefit payments                                                          1,165,113        1,736,792
  Forfeitures                                                                  13,115           11,213
  Other                                                                        14,799           13,531
                                                                          ----------------------------

 Net increase                                                               2,898,477        1,469,865
 Net assets available for plan benefits at beginning
  of year                                                                  11,352,775        9,882,910
                                                                          ----------------------------
 Net assets available for plan benefits at end of year                    $14,251,252      $11,352,775
                                                                          ============================



See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                         Notes to Financial Statements

                               December 31, 1993


1. SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

The Plan's investments are stated at aggregate fair value. Fair values of investments in Bank South common trust funds are based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Purchases and sales of investments are recorded on a trade-date basis.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code. Such an employee benefit plan is generally known as a 401(k) plan.

Any employee of the Company who attains 21 years of age, completes one year of eligibility service and who is not a member of a collective bargaining unit (unless there is a written agreement providing for this participation) can become a participant in the Plan. Participation is voluntary and eligible employees may elect to defer up to 10% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. All contributions are remitted to the Plan monthly.

The Plan is comprised of five separate funds, each with different investment strategies. The Money Market fund invests in temporary cash investments. The Bond Fund invests in fixed income common trust instruments and U.S. Government securities. The Equity fund invests in equity common trust instruments. The Haverty's Stock fund invests in Haverty's Common Stock. The Balanced Fund invests in both equity securities and fixed-rate instruments such as bonds and short-term investments. Participants may elect to invest their contributions in increments of 10% in various funds. Matching employer

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)





2. DESCRIPTION OF THE PLAN (CONTINUED)

contributions are invested in the same way as the employee's contributions on which they are based. Earnings of the plan are allocated to participants based on account holdings at the beginning of the quarter plus one third of contributions made in that quarter. All administrative expenses are paid by the Plan sponsor.

Amounts credited to a participant's employee account (contributions and earnings) are fully vested at all times. These accounts totaled $11,141,576 and $9,252,668 at December 31, 1993 and 1992, respectively. Amounts credited to a participant's employer account vest based on the number of years of service with the Company, including any years of service when the participant was eligible and did not participate in the Plan. The vesting schedule is as follows:

             NUMBER OF YEARS                        PERCENTAGE OF
               OF SERVICE                              VESTING
            ------------------------------------------------------
             Less than 2 years                           0%
             2 years                                    40%
             3 years                                    60%
             4 years                                    80%
             5 years                                   100%

All amounts credited to a participant's employee and employer accounts are distributed with no forfeiture upon termination of employment for the following reasons: participant's death, total disability or retirement, or a participant's completion of five or more years of service. Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future plan year.

Further information about the Plan Agreement is contained in the Summary Plan Description "Your 401(k) Thrift Plan". Copies of this booklet are available at the Company's Human Resources office.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)





3. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, the Trust established thereunder is exempt from tax under IRC Section 501(a). Once qualified, the Plan and Trust are required to operate in conformity with the IRC to maintain their qualification. The Employee Benefits Committee (which is the administrator of the Plan) is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's or the Trust's qualified status.

4. INVESTMENTS

The Plan's assets are held by Bank South, N.A., trustee of the Plan. Subsequent to December 31, 1993, the Plan's trustee was changed to Trust Company Bank.

Net realized and unrealized appreciation (depreciation) of the Plan's investments are as follows for 1993 and 1992:

                                                  1993            1992
                                              --------------------------
 Bank South Fixed Income Fund                 $  263,360        $178,842
 Bank South Equity Income Fund                   518,227         357,286
 U.S. Treasury Notes                              (8,966)        (15,207)
 Common Stock                                    243,292         163,520
                                              --------------------------
                                              $1,015,913        $684,441
                                              ==========================

5. INVESTMENT FUND ACTIVITY

The activity in the Plan's funds (excluding contributions receivable) during the years ended December 31, 1993 and 1992 was as follows:

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

5. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                             YEAR ENDED DECEMBER 31, 1993
                                                      --------------------------------------------------------------------
                                                          MONEY              BOND             BALANCED            EQUITY
                                                       MARKET FUND           FUND               FUND               FUND
                                                      --------------------------------------------------------------------
 Additions to net assets attributed to:
  Contributions:
   Employer                                            $   55,283         $   58,635         $  226,670         $  135,455
   Employee                                               227,373            252,175            869,953            518,654
                                                       -------------------------------------------------------------------
                                                          282,656            310,810          1,096,623            654,109

 Investment income                                         65,240              9,031             44,571              5,053
                                                       -------------------------------------------------------------------
                                                          347,896            319,841          1,141,194            659,162

 Deductions from net assets attributed to:
  Benefit payments                                        262,988             85,376            347,636            415,168
  Forfeitures                                               3,223              1,333              4,828              3,294
  Other                                                     2,468              1,623              6,582              3,422

 Net transfers                                           (423,666)           236,385            (84,010)           293,798

 Net realized and unrealized appreciation in fair
  value of investments                                          -            105,744            403,200            263,678
                                                       -------------------------------------------------------------------
 Net increase (decrease)                                 (344,449)           573,638          1,101,338            794,754
 Net assets by investment option at beginning of year   2,489,705          1,067,773          4,919,766          2,359,893
                                                       -------------------------------------------------------------------
 Net assets by investment option at end of year        $2,145,256         $1,641,411         $6,021,104         $3,154,647
                                                       ===================================================================

                                                             YEAR ENDED DECEMBER 31, 1993
                                                             -----------------------------
                                                             COMPANY STOCK
                                                                FUND              TOTAL
                                                             -----------------------------
 Additions to net assets attributed to:
  Contributions:
   Employer                                                  $ 22,615          $   498,658
   Employee                                                   108,986            1,977,141
                                                             -----------------------------
                                                              131,601            2,475,799

 Investment income                                             11,872              135,767
                                                             -----------------------------
                                                              143,473            2,611,566

 Deductions from net assets attributed to:
  Benefit payments                                             53,945            1,165,113
  Forfeitures                                                     437               13,115
  Other                                                           704               14,799

 Net transfers                                                (22,507)                   -

 Net realized and unrealized appreciation in fair
  value of investments                                        243,291            1,015,913
                                                             -----------------------------
 Net increase (decrease)                                      309,171            2,434,452
 Net assets by investment option at beginning of year         515,638           11,352,775
                                                             -----------------------------
 Net assets by investment option at end of year              $824,809          $13,787,227
                                                             =============================


                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

5. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                        YEAR ENDED DECEMBER 31, 1992
                                           -------------------------------------------------------------------------------------
                                            FIXED INCOME       MONEY MARKET          BOND             BALANCED           EQUITY
                                                FUND               FUND              FUND               FUND              FUND
                                           -------------------------------------------------------------------------------------
 Additions to net assets attributed to:
  Contributions:
   Employer                                $         -       $    65,979         $   60,482        $   213,233       $   126,233
   Employee                                          -           222,959            143,078            722,857           424,581
   Rollover from the Haverty ESOP
    Plan                                             -            22,410             35,665            101,568            59,816
                                           -------------------------------------------------------------------------------------
                                                     -           311,348            239,225          1,037,658           610,630

 Investment income                                   -            86,020             28,567             99,881             2,863
                                           -------------------------------------------------------------------------------------
                                                     -           397,368            267,792          1,137,539           613,493

 Deductions from net assets attributed to:

  Benefit payments                             112,779           407,594            135,252            830,827           236,607
  Forfeitures                                    4,355             2,109                  -              4,749                 -
  Other                                              -             2,862              1,201              6,072             2,976

 Net transfers                              (4,296,318)        2,504,902            880,195         (1,120,810)        1,815,096

 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                  (13,695)                -             56,239            288,922           170,887
                                           -------------------------------------------------------------------------------------
 Net increase (decrease)                    (4,427,147)        2,489,705          1,067,773           (535,997)        2,359,893
 Net assets by investment option at
  beginning of year                          4,427,147                 -                  -          5,455,763                 -
                                           -------------------------------------------------------------------------------------
 Net assets by investment option at end
  of year                                  $         -        $2,489,705         $1,067,773        $ 4,919,766       $ 2,359,893
                                           =====================================================================================

                                            YEAR ENDED DECEMBER 31, 1992
                                           -----------------------------
                                              COMPANY
                                             STOCK FUND         TOTAL
                                           -----------------------------
 Additions to net assets attributed to:
  Contributions:
   Employer                                $    18,516       $   484,443
   Employee                                     59,315         1,572,790
   Rollover from the Haverty ESOP
    Plan                                        45,168           264,627
                                           -----------------------------
                                               122,999         2,321,860

 Investment income                               7,769           225,100
                                           -----------------------------
                                               130,768         2,546,960

 Deductions from net assets attributed to:
  Benefit payments                              13,733         1,736,792
  Forfeitures                                        -            11,213
  Other                                            420            13,531

 Net transfers                                 216,935                 -

 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                  182,088           684,441
                                           -----------------------------
 Net increase (decrease)                       515,638         1,469,865
 Net assets by investment option at
  beginning of year                                  -         9,882,910
                                           -----------------------------
 Net assets by investment option at end
  of year                                  $   515,638       $11,352,775
                                           =============================

                                  SUPPLEMENTAL
                                   SCHEDULES

                                                                      Schedule I

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                          Assets Held for Investment

                               December 31, 1993


                                                                                  MARKET
  UNITS             DESCRIPTION                                 COST              VALUE
- - -------------------------------------------------------------------------------------------
                SHORT-TERM INVESTMENTS
 2,848,103      Bank South Temporary Investment Fund         $2,848,103          $2,848,103


                COMMON STOCK
    47,753      Haverty Furniture Cos., Inc.                    421,281             817,770
                                                             ------------------------------
                Total                                        $3,269,384          $3,665,873
                                                             ==============================

                                       9

                                                                     Schedule II

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

  Transactions or Series of Transactions in Excess of 5% of the Fair Value
                              of Plan Assets (A)

                               December 31, 1993


                                                                                                    CURRENT VALUE
                                                    NUMBER                                           OF ASSET ON
   IDENTITY OF                                        OF                                 COST OF     TRANSACTION
  PARTY INVOLVED    DESCRIPTION OF ASSETS        TRANSACTIONS   PURCHASES     SALES       ASSET         DATE          NET GAIN
 -------------------------------------------------------------------------------------------------------------------------------
 CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.


 Bank South   Bank South Fixed Income Fund for Tax
               Exempt Trusts                          1       $        -    $1,521,771  $1,383,828    $1,521,771      $137,943
 Bank South   Bank South Fixed Income Fund for Tax
               Exempt Trusts                          1                -     2,296,128   2,042,079     2,296,128       254,049
 Bank South   Bank South Equity Fund for Tax Exempt
               Trusts                                 1                -     3,103,846   2,675,388     3,103,846       428,458
 Bank South   Bank South Equity Fund for Tax Exempt
               Trusts                                 1                -     2,717,901   2,324,132     2,717,901       393,769
 Bank South   Bank South Temp Fund 24                 1        4,806,829             -   4,806,829             -             -
 Bank South   Bank South Temp Fund 24                 1                -     4,749,326   4,749,326     4,749,326             -

 CATEGORY (iii) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS OF GAIN OR LOSS, EXCEEDS 5% OF PLAN AS ASSETS

 Bank South   Bank South Fixed Income Fund for Tax
               Exempt Trusts                          9(B)       978,927             -     978,927             -             -


                                                                     Schedule II

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

  Transactions or Series of Transactions in Excess of 5% of the Fair Value
                        of Plan Assets (A) (continued)

                               December 31, 1993




   IDENTITY OF                                              NUMBER                                              COST OF
  PARTY INVOLVED      DESCRIPTION OF ASSETS             OF TRANSACTIONS       PURCHASES         SALES           ASSET
- - ---------------------------------------------------------------------------------------------------------------------------
 CATEGORY (iii) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS OF GAIN OR LOSS, EXCEEDS 5% OF PLAN  ASSETS
                  (CONTINUED).

 Bank South       Bank South Fixed Income Fund for Tax
                    Exempt Trusts                            6                        -        4,341,386        3,961,909
 Bank South       Bank South Equity Fund for Tax Exempt
                    Trusts                                   8(B)             1,093,984                -        1,093,984
 Bank South       Bank South Equity Fund for Tax Exempt
                    Trusts                                   6                        -        6,290,793        5,418,273
 Bank South       Bank South Temp Fund 24                    1                4,806,829                -        4,806,829
 Bank South       Bank South Temp Fund 24                    1                        -        4,749,326        4,749,326

                                                                     CURRENT VALUE
                                                                      OF ASSET ON
                                                                      TRANSACTION
                                                                         DATE           NET GAIN
                                                                     ---------------------------
Bank South       Bank South Fixed Income Fund for Tax
                   Exempt Trusts                                       4,341,386        379,477
Bank South       Bank South Equity Fund for Tax Exempt
                   Trusts                                                      -              -
Bank South       Bank South Equity Fund for Tax Exempt
                   Trusts                                              6,290,793        872,520
Bank South       Bank South Temp Fund 24                                       -              -
Bank South       Bank South Temp Fund 24                               4,749,326              -



THERE WERE NO CATEGORY (ii) OR (iv) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1993.

(A)   Certain transactions of the Plan, as defined in Chapter 25, Subchapter C,
      Part 2520, Paragraph 103.6 of the Department of Labor's regulations, must be disclosed in the annual report filed with the Department. All of the listed transactions are reported because they exceed, either individually or in the aggregate, 5% of the value of the Plan assets at the beginning of the year.

(B) No single transaction exceeds 5% of the Plan's assets at the beginning of the year.

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated June 23, 1994, with respect to the financial statements and schedules of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1993.




                                                /s/ Ernst & Young



Atlanta, Georgia
June 23, 1994

                              S I G N A T U R E S




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 29th day of June 1994, by the undersigned thereunto duly authorized.



                                     HAVERTY FURNITURE COMPANIES, INC.
                                              THRIFT PLAN



                                     By  /s/ Dennis L. Fink
                                         ------------------------------
                                         Dennis L. Fink,
                                         Senior Vice President and
                                         Chief Financial Officer
                                         (principal financial officer)



                                     By  /s/ Hugh G. Wells
                                         ------------------------------
                                         Hugh G. Wells,
                                         Vice President and Treasurer



                                     By  /s/ Dan C. Bryant
                                         ------------------------------
                                         Dan C. Bryant, Controller
                                         (Principal accounting officer)